Exhibit 99

                VISHAY REPORTS RESULTS FOR SECOND QUARTER 2005

     MALVERN, Pa., Aug. 2 /PRNewswire-FirstCall/ --

     -- Sales of $582 million for second quarter 2005 increased 5.1% compared to first quarter 2005

     -- Net earnings of $0.05 per diluted share for the second quarter 2005 have been negatively affected by the after tax impact of certain items (enumerated below) of $0.07 per share, as compared to first quarter 2005 net earnings of $0.03 per diluted share, which had been negatively affected by the after tax impact of certain items of $0.03 per share

     -- Cost of products sold, as a percentage of sales, of 77.2% for second quarter 2005 improved by 140 basis points compared to 78.6% in first quarter 2005

     --   Cash generated from operations for the quarter was $45 million.

     Dr. Felix Zandman, Chairman of the Board, and Dr. Gerald Paul, President and Chief Executive Officer of Vishay Intertechnology, Inc. (NYSE: VSH), announced today that sales for the fiscal quarter ended July 2, 2005 were $581,639,000 compared to sales of $646,699,000 for the second quarter of 2004, a 10.1% decrease, and $553,677,000 for the first quarter of 2005, a 5.1% increase. Net earnings for the quarter ended July 2, 2005 were $9,716,000 or $0.05 per diluted share, compared with net earnings for the quarter ended July 3, 2004 of $41,118,000 or $0.22 per diluted share and net earnings for the quarter ended April 2, 2005 of $5,712,000 or $0.03 per share.

     Net earnings of $9,716,000 or $0.05 per diluted share for the second quarter of 2005 were impacted by restructuring and severance costs of $9,358,000, by charges for purchased in-process research and development of $9,201,000, by Siliconix transaction-related expenses of $3,751,000, and by losses resulting from adjustments to previously existing purchase commitments of $1,323,000, partially offset by a gain on sale of land of $2,120,000. In addition, tax expense includes a $3,698,000 favorable benefit, primarily due to a foreign tax ruling. These items and their tax related consequences had a negative $0.07 effect on earnings per share. Net earnings for the second quarter of 2004 were impacted by restructuring and severance costs of $1,759,000, or $0.01 per share after tax.

     Sales for the six fiscal months ended July 2, 2005 were $1,135,316,000, an 11.8% decrease as compared to sales of $1,287,620,000 for the comparable prior year period. Net earnings for the six fiscal months ended July 2, 2005 were $15,428,000 or $0.09 per share compared to net earnings of $77,084,000 or $0.43 per share for the comparable prior year period. Net earnings for the six fiscal months ended July 2, 2005 were impacted by restructuring and severance costs of $14,385,000, by charges for purchased in-process research and development of $9,201,000, by Siliconix transaction-related expenses of $3,751,000, and by losses resulting from adjustments to previously existing purchase commitments of $3,600,000, partially offset by a gain on sale of land of $2,120,000. In addition, tax expense includes a $3,698,000 favorable benefit, primarily due to a foreign tax ruling. These items and their tax related consequences had a negative $0.10 effect on earnings per share. Net earnings for the six fiscal months ended July 3, 2004 were impacted by restructuring and severance costs of $2,060,000, or $0.01 per share after tax.

     Commenting on the results for the second quarter of 2005, Dr. Paul stated, "The strong book-to-bill ratio of the first quarter 2005 resulted in a sales growth of 5.1% quarter over quarter in the second quarter 2005. Overall fixed costs continued to decrease sequentially by $5 million and by $12 million compared to prior year. The volume increase combined with the cost reduction resulted in an improvement of our cost of products sold as a percentage of sales by 140 basis points to 77.2% in the second quarter 2005 from 78.6% in the first quarter 2005. Our defined program of reducing our fixed costs by $50 million annualized continues to be on track: we showed $11 million in the first quarter and $12 million in the second quarter 2005."

     Commenting on the outlook for the third quarter 2005, Dr. Paul continued, "Based on current trends, we expect sales in the range of $560 million to $580 million and margins to be flat to slightly lower."

     Commenting on the Company's merger and acquisition activities, Dr. Felix Zandman, Chairman of the Board and Chief Technical and Business Development Officer, stated, "During the second quarter 2005 we successfully completed our tender offer for the outstanding shares of Siliconix. While we are still pursuing our goal of making a larger acquisition, we at the same time constantly review small targets as well. For example, we recently signed a Letter of Intent for the acquisition of CyOptics Israel Ltd. This business employs a team of senior design engineers for optical components in the field of advanced infrared technology and has a modern wafer fab for the production of gallium arsenide and indium phosphide chips used for optoelectronics. It will provide the technological strength to place our existing optoelectronics division in the forefront of the gallium arsenide and indium phosphide technologies. With acquisitions of this kind, Vishay will be well-positioned for participation in future markets."

     A conference call to discuss second quarter financial results is scheduled for Tuesday, August 2, 2005 at 10:00 AM (EDT). The dial-in number for the conference call is 800-553-5260 (612-332-0718 if calling from outside the United States or Canada). The conference operator will require the following information in order to admit you into the call: Company Name: Vishay Intertechnology, Inc. and Moderators: Vishay Executives.

     There will be a replay of the conference call from 2:30 PM (ET) on Tuesday, August 2, 2005 through 11:59 PM (ET) on Sunday, August 7, 2005. The telephone number for the replay is 800-475-6701 (320-365-3844 if calling from outside the United States or Canada). The access code is 789538.

     There will also be a live audio webcast of the conference call. This can be accessed directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

     Vishay Intertechnology, Inc., a Fortune 1,000 company listed on the NYSE
(VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, rectifiers, transistors, and optoelectronics) and selected ICs, and passive electronic components (resistors, capacitors, inductors, and transducers). Vishay's components can be found in products manufactured in a very broad range of industries worldwide. Vishay is headquartered in Malvern, Pa., and has operations in 17 countries employing more than 25,000 people. Vishay can be found on the Internet at http://www.vishay.com.

     Statements contained herein that relate to the Company's future performance, including statements with respect to trends in revenues and bookings and the anticipated future benefits of the Company's product, acquisition and cost reduction strategies are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions, particularly in the markets that we serve, the availability of appropriate acquisition opportunities on terms that the Company considers attractive, difficulties in integrating acquired companies, difficulties in implementing our cost reduction strategies such as labor unrest or legal challenges to our layoff or termination plans, under-utilization of production facilities in lower-labor-cost countries, operation of redundant facilities due to difficulties in transferring production to lower-labor-cost countries, difficulties in new product development, an inability to attract and retain highly qualified personnel, and other factors affecting the Company's operations, markets, products, services, and prices that are set forth in its Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission. You are urged to refer to the Company's Form 10-K for a detailed discussion of these factors. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

     Management believes that stating the impact on net earnings of items such as restructuring and severance, charges for in-process research and development, losses on purchase commitments, and other items is meaningful to investors because it provides insight with respect to intrinsic operating results of the Company.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands except earnings per share)

                                                          Fiscal quarter ended
                                                     -----------------------------
                                                        July 2,           July 3,
                                                         2005             2004
                                                     ------------     ------------
Net sales                                            $    581,639     $    646,699
Costs of products sold                                    449,018          477,775
Loss on purchase commitments                                1,323                -
Gross profit                                              131,298          168,924
                                                             22.6%            26.1%

Selling, general, and administrative expenses              95,838           99,362
Purchased in-process research and development               9,201                -
Siliconix transaction-related expenses                      3,751                -
Restructuring and severance costs                           9,358            1,759
Operating income                                           13,150           67,803
                                                              2.3%            10.5%

Other income (expense):
  Interest expense                                         (8,462)          (9,062)
  Minority interest                                        (1,112)          (3,042)
  Other                                                     7,342            3,035
                                                           (2,232)          (9,069)

Earnings before taxes                                      10,918           58,734

Income taxes                                                1,202           17,616

Net earnings                                         $      9,716     $     41,118

Basic earnings per share                             $       0.06     $       0.25

Diluted earnings per share                           $       0.05     $       0.22

Weighted average shares outstanding -
 basic                                                    176,198          162,309

Weighted average shares outstanding -
 diluted*                                                 177,133          204,599

* - Diluted weighted average shares for the second quarter of 2004 include the effects of convertible and exchangeable debt instruments. These debt instruments were anti-dilutive for the first and second quarters of 2005.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands except earnings per share)

                                                        Six fiscal months ended
                                                     -----------------------------
                                                        July 2,          July 3,
                                                         2005             2004
                                                     ------------     ------------
Net sales                                            $  1,135,316     $  1,287,620
Costs of products sold                                    884,288          958,985
Loss on purchase commitments                                3,600                -
Gross profit                                              247,428          328,635
                                                             21.8%            25.5%

Selling, general, and administrative expenses             192,178          196,691
Purchased in-process research and development               9,201                -
Siliconix transaction-related expenses                      3,751                -
Restructuring and severance costs                          14,385            2,060
Operating income                                           27,913          129,884
                                                              2.5%            10.1%

Other income (expense):
  Interest expense                                        (16,515)         (17,937)
  Minority interest                                        (3,764)          (5,848)
  Other                                                    11,684            4,025
                                                           (8,595)         (19,760)

Earnings before taxes                                      19,318          110,124

Income taxes                                                3,890           33,040

Net earnings                                         $     15,428     $     77,084


Basic earnings per share                             $       0.09     $       0.48

Diluted earnings per share                           $       0.09     $       0.43

Weighted average shares outstanding -
 basic                                                    171,125          161,360

Weighted average shares outstanding -
 diluted*                                                 172,115          202,930

* - Diluted weighted average shares for the period ended July 3, 2004 include the effects of convertible and exchangeable debt instruments. These debt instruments were anti-dilutive for the period ended July 2, 2005.

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(In thousands)

                                                        July 2,      December 31,
                                                         2005            2004
                                                     ------------    ------------
                                                      (unaudited)
Assets
Current assets:
  Cash and cash equivalents                          $    577,276    $    632,700
  Accounts receivable, net                                354,748         351,710
  Inventories:
    Finished goods                                        156,657         155,195
    Work in process                                       149,421         150,738
    Raw materials                                         197,240         212,040
  Deferred income taxes                                    41,883          43,786
  Prepaid expenses and other current assets               125,828         136,251
Total current assets                                    1,603,053       1,682,420

Property and equipment, at cost:
  Land                                                     92,350          97,398
  Buildings and improvements                              410,255         428,829
  Machinery and equipment                               1,652,787       1,668,225
  Construction in progress                                 67,847          75,974
  Allowance for depreciation                           (1,125,088)     (1,098,611)
                                                        1,098,151       1,171,815

Goodwill                                                1,472,656       1,435,121

Other intangible assets, net                              164,811         127,797

Other assets                                              222,227         221,437
     Total assets                                    $  4,560,898    $  4,638,590

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets, continued
(In thousands)

                                                                  July 2,      December 31,
                                                                   2005            2004
                                                               ------------    ------------
                                                                (unaudited)
Liabilities and stockholders' equity Current liabilities:
  Notes payable to banks                                       $     19,598    $      3,727
  Trade accounts payable                                            120,975         131,243
  Payroll and related expenses                                      110,537         131,128
  Other accrued expenses                                            195,904         218,257
  Income taxes                                                       23,847          29,631
  Current portion of long-term debt                                      34              51
Total current liabilities                                           470,895         514,037

Long-term debt less current portion                                 743,087         752,145

Deferred income taxes                                                10,160          14,017

Deferred grant income                                                15,015          18,723

Other liabilities                                                   210,468         236,591

Accrued pension and other
 postretirement costs                                               215,198         232,142

Minority interest                                                     4,352          97,600

Stockholders' equity:
  Common stock                                                       16,942          15,142
  Class B common stock                                                1,468           1,468
  Capital in excess of par value                                  2,225,642       2,028,253
  Retained earnings                                                 610,320         594,892
  Unearned compensation                                                (144)           (152)
  Accumulated other comprehensive income                             37,495         133,732
                                                                  2,891,723       2,773,335
                                                               $  4,560,898    $  4,638,590

     Contact:   Richard N. Grubb,
                Executive Vice President and
                Chief Financial Officer or
                Peter G. Henrici, Senior Vice President
                Corporate Communications
                610-644-1300

SOURCE  Vishay Intertechnology, Inc.
    -0-                             08/02/2005
    /CONTACT: Richard N. Grubb, Executive Vice President and Chief Financial Officer or Peter G. Henrici, Senior Vice President, Corporate Communications, both of Vishay Intertechnology, Inc., +1-610-644-1300/
    /Web site:  http://www.vishay.com
                http://ir.vishay.com /